UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2021

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060
________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8.0% Series A Cumulative Convertible Preferred Stock	YCBDpA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by cbdMD, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on April 30, 2020, on April 27, 2020, the Company entered into a promissory note evidencing an unsecured loan (the “PPP Loan”) in the amount of $1,456,100 made to the Company through Truist Bank, a North Carolina banking corporation (the “Lender”), under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act and is administered by the U.S. Small Business Administration (“SBA”).

On May 17, 2021, the Company received a notification from the Lender that the SBA approved the Company’s PPP Loan forgiveness application for the entire PPP Loan balance of $1,456,100 and that the remaining PPP Loan balance is zero.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: May 18, 2021	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Financial Officer and Chief Operating Officer